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                   INSTITUTIONAL DOMESTIC EQUITY FUNDS, INC.
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                             ARTICLES OF AMENDMENT
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     Institutional Domestic Equity Funds, Inc., a Maryland corporation, having its principal office in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
     FIRST:  The Charter of the Corporation is hereby amended by deleting in its
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entirety Article SECOND paragraph (a) of the Articles of Incorporation and substituting in lieu thereof the following:
     "(a)  The name of the Corporation (the "Corporation") is:
                       Institutional Equity Funds, Inc."
     SECOND:  The amendment does not change the outstanding capital stock of the
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Corporation or the aggregate par value thereof.
     THIRD:  The foregoing Amendment to the Charter of the Corporation has been
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approved by the Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law.
     FOURTH:  The Corporation is registered as an open-end company under the
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Investment Company Act of 1940.

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     IN WITNESS WHEREOF, INSTITUTIONAL DOMESTIC EQUITY FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its Vice President, and witnessed by its Assistant Secretary, on August 1, 1996.
                               INSTITUTIONAL DOMESTIC EQUITY FUNDS,
                               INC.


                              By:   /s/Henry H. Hopkins
                                    Henry H. Hopkins, Vice President

ATTEST:


/s/Patricia S. Butcher
Patricia S. Butcher,
Assistant Secretary


     THE UNDERSIGNED, the Vice President of Institutional Do, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                               /s/Henry H. Hopkins
                               Henry H. Hopkins, Vice President

Agmts\ArtAmd96.mce

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